     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1997
                                                     REGISTRATION NO. 333-16197
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                        ------------------------------

                      POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                        ------------------------------

                           CITY NATIONAL CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)


 DELAWARE                            6712                        95-2568550
(State or Other                 (Primary Standard             (I.R.S. Employer
Jurisdiction of             Industrial Classification           Identification
Incorporation or                 Code Number)                      Number)
Organization)

                            400 North Roxbury Drive
                         Beverly Hills, California 90210
                                 (310) 888-6000
               (Address, Including Zip Code, and Telephone Number,
       Including Area Code of Registrant's Principal Executive Offices)

                        ------------------------------

                         Richard H. Sheehan, Jr., Esq.
                    Senior Vice President and General Counsel
                            City National Corporation
                             400 North Roxbury Drive
                         Beverly Hills, California 90210
                                  (310) 888-6000
                 (Name, Address, Including Zip Code, and Telephone
                 Number, Including Area Code, of Agent For Service)


                                   COPIES TO:

                             Judith T. Kitano, Esq.
                             Munger, Tolles & Olson
                             355 South Grand Avenue
                       Los Angeles, California 90071-1560
                                  (213) 698-9100
                        ------------------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                        POST-EFFECTIVE AMENDMENT NO 1.

                  REMOVAL OF SECURITIES FROM REGISTRATION

    This Post-Effective Amendment No.1 amends the registration statement on Form S-4 (Registration No. 333-16197) of City National Corporation ("City National"), originally filed with the Securities and Exchange Commission (the "Commission") on November 15, 1996, and Amendment No.1 thereto filed with the Commission on December 5, 1996 (collectively, the "Registration Statement") in connection with the merger of Ventura County National Bancorp ("Ventura") with and into City National (the "Merger"). The Commission declared the Registration Statement effective on December 5, 1996.

    In accordance with its undertaking pursuant to Regulation S-K
Item 512(a)(3), City National files this Post-Effective Amendment No. 1 to remove from registration 399,910 shares of its Common Stock, par value $1.00 per share, which were included on the Registration Statement but were not issued in the Merger. City National originally registered the offering of 1,743,787 shares of its Common Stock, of which 1,343,877 shares were issued in the Merger.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, City National has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California on March 4, 1997.

                                     CITY NATIONAL CORPORATION

                                     By:             *
                                        ------------------------------
                                        Russell Goldsmith
                                        Vice Chairman of the Board and
                                        Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                         Title                          Date
     ---------                       ---------                      ---------

             *                   Vice Chairman of the Board,          March 4, 1997
-----------------------------     Chief Executive Officer
      Russell Goldsmith           and Director


             *                   Executive Vice President and         March 4, 1997
-----------------------------     Treasurer/Chief Financial
       Frank P. Pelory            Officer and Principal Executive
                                  Officer


             *                   Controller and Principal             March 4, 1997
-----------------------------     Accounting Officer
        Heng W. Chen


             *                   Chairman of the Board                March 4, 1997
-----------------------------
       Bram Goldsmith


             *                   President and Director               March 4, 1997
-----------------------------
    George H. Benter, Jr.


             *                   Director                             March 4, 1997
-----------------------------
   Mirion P. Bowers, M.D.


                                 Director                             March 4, 1997
-----------------------------
      Richard L. Bloch


             *                   Director                             March 4, 1997
-----------------------------
    Stuart D. Buchalter


     Signature                         Title                          Date
     ---------                       ---------                      ---------

             *                   Director                             March 4, 1997
-----------------------------
     Burton S. Horwitch


             *                   Director                             March 4, 1997
-----------------------------
Charles E. Rickershauser, Jr.


             *                   Director                             March 4, 1997
-----------------------------
      Edward Sanders


             *                   Director                             March 4, 1997
-----------------------------
    Andrea L. Van De Kamp


             *                   Director                             March 4, 1997
------------------------------
      Kenneth Ziffren





*By: /s/ Richard H. Sheehan, Jr.
    ----------------------------
         Richard H. Sheehan, Jr.
            ATTORNEY-IN-FACT